                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )



    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



                                                    AMR
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                                      AMR
    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616

                                              April 27, 1998

TO OUR STOCKHOLDERS,

    You are cordially invited to attend the annual meeting of stockholders of AMR Corporation, which will be held in the Grand Ballroom of The Worthington Hotel at 200 Main Street, Fort Worth, Texas, on Wednesday, May 20, 1998, at 10:00 A.M., Central Daylight Time. An Official Notice of the Meeting, Proxy Statement and form of proxy are enclosed with this letter.

    We hope that those of you who plan to attend the annual meeting will join us beforehand for refreshments. If you cannot be present, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you plan to attend the annual meeting, please make certain that you mark the appropriate box on the proxy card when you return it, and bring to the annual meeting the admission ticket that is printed on the last page of the proxy statement.

                                              Sincerely,

                                                       [SIGCUT]

                                              Robert L. Crandall
                                              CHAIRMAN OF THE BOARD

                                      AMR
    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616
                            ------------------------

               OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

    The annual meeting of stockholders of AMR Corporation will be held in the Grand Ballroom of The Worthington Hotel at 200 Main Street, Fort Worth, Texas, on Wednesday, May 20, 1998, at 10:00 A.M., Central Daylight Time, for the purpose of considering and acting upon the following:

        (1) the election of directors;

        (2) ratification of the selection of Ernst & Young LLP as independent auditors for the Corporation for the year 1998;

        (3) approval of an amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of common stock of the Corporation;

        (4) approval of the 1998 Long Term Incentive Plan;

and such other matters as may properly come before the meeting or any adjournments thereof.

    If you plan to attend the annual meeting, please check the appropriate box on your proxy card when you return it, and bring to the meeting the admission ticket that is printed on the last page of the proxy statement. Only stockholders of record at the close of business on March 24, 1998, will be entitled to attend or to vote at the meeting.

                                        By Order of the Board of Directors,

                                                     [SIGCUT]

                                        Charles D. MarLett
                                        CORPORATE SECRETARY

April 27, 1998

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST HAVE AN ADMISSION TICKET (PRINTED ON THE LAST PAGE OF THE PROXY STATEMENT) OR OTHER PROOF OF SHARE OWNERSHIP (FOR EXAMPLE, A RECENT STATEMENT FROM YOUR BROKER). IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      AMR

    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

    This statement and the form of proxy are being mailed to stockholders on or around April 27, 1998, in connection with a solicitation of proxies by the Board of Directors of AMR Corporation ("AMR" or the "Corporation") for use at the annual meeting of stockholders to be held on May 20, 1998.

    If the enclosed form of proxy is signed and returned, it will be voted as specified in the proxy. However, a stockholder who executes a proxy may revoke it at any time before it is voted.

    The Corporation will bear the cost of this solicitation. In addition to using the mails, proxies may be solicited by directors, officers or employees of the Corporation or its subsidiaries, in person or by telephone. The Corporation will also request brokers or nominees who hold common stock in their names to forward proxy material at the Corporation's expense to the beneficial owners of such stock. To aid in the solicitation of proxies, the Corporation has retained D.F. King & Co., Inc., a firm of professional proxy solicitors, at an estimated fee of $13,500 plus reimbursement of normal expenses.

                      OUTSTANDING STOCK AND VOTING RIGHTS

    The holders of record at the close of business on March 24, 1998, of the Corporation's common stock will be entitled to a vote at the meeting. On that date, the Corporation had outstanding 91,171,362 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

    Directors of the Corporation are elected by a plurality of the votes cast at the annual meeting. Any other matters submitted to a vote of the stockholders will be determined by a majority of the votes cast. Abstentions from voting (including broker non-votes) on the election of directors or on other matters will have no effect on the outcome of such votes, since the outcome is determined on the basis of votes cast, and abstentions are not counted as votes cast.

STOCKHOLDER PROPOSALS

    From time to time, stockholders submit proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 1999 proxy statement must be received by the Corporation no later than December 1, 1998. Any such proposal, as well as any related questions, should be directed to the Corporate Secretary of the Corporation.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    It is proposed that 12 directors be elected at the meeting, to serve until the next annual election.

    Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee should not be available for election, as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

                       NOMINEES FOR ELECTION AS DIRECTORS

    Each of the nominees for election as a director has furnished to the Corporation the following information with respect to principal occupation or employment and principal business directorships. Each nominee is also a director of American Airlines, Inc. ("American").

BUSINESS AFFILIATIONS


    DAVID L. BOREN, President, University of Oklahoma, Norman, Oklahoma; educational institution. He is also a director of Phillips Petroleum Company; Texas Instruments, Inc. and Torchmark Corporation. From 1979 through 1994, he was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma.


        Mr. Boren is 56 and was elected a director in 1994. He is a member of the Audit and Nominating/Governance Committees.

    EDWARD A. BRENNAN, retired Chairman, President and Chief Executive Officer, Sears, Roebuck and Co., Chicago, Illinois; merchandising. He is also a director of Allstate Corporation;

Morgan Stanley, Dean Witter, Discover & Company; Minnesota Mining and Manufacturing Company; Unicom Corporation; Dean Foods Company and The SABRE Group Holdings, Inc.

        Mr. Brennan is 64 and was elected a director in 1987. He is a member of the Nominating/ Governance Committee and is Chairman of the Compensation Committee.

    DONALD J. CARTY, Executive Vice President, AMR Corporation and President, American Airlines, Inc., Fort Worth, Texas; air transportation, information systems and diversified services. He is also a director of Dell Computer Corporation.

        Mr. Carty is 51 and was elected a director in April 1998. He became an Executive Vice President of the Corporation and American in 1991 and was named the President of American in 1995. Robert L. Crandall, currently Chairman, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of American, has announced that he will retire from his affiliations with the companies after the Corporation's annual meeting on May 20, 1998. The Board has elected Mr. Carty as Chairman, President and Chief Executive Officer of the Corporation and American, effective upon Mr. Crandall's retirement.

    ARMANDO M. CODINA, Chairman of the Board and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida; real estate investments, development, construction, property management and brokerage services. He is also a director of BellSouth Corporation; Winn Dixie Stores, Inc.; FPL Group, Inc. and American Bankers Insurance Group, Inc.

        Mr. Codina is 51 and was elected a director in 1995. He is a member of the Executive and Nominating/Governance Committees.

    CHARLES T. FISHER, III, retired Chairman and President of NBD Bancorp, Inc. and NBD Bank, Detroit, Michigan; banking. He is also a director of First Chicago NBD Corporation; First National Bank of Chicago; General Motors Corporation and Hughes Electronics Corporation. He also serves as an Advisory Director of NBD Bank (Michigan).

        Mr. Fisher is 68 and was elected a director of American in 1968. He is a member of the Executive Committee and is Chairman of the Nominating/Governance Committee.

    EARL G. GRAVES, Chairman and Chief Executive Officer, Earl G. Graves, Limited, New York, New York; communications and publishing (including publication of BLACK ENTERPRISE magazine). He is Chairman and Chief Executive Officer of Pepsi-Cola of

Washington, D.C., L.P., a Pepsi-Cola bottling franchise. He is a director of Aetna Inc.; Chrysler Corporation; Federated Department Stores, Inc. and Rohm and Haas Company.

        Mr. Graves is 63 and was elected a director in 1995. He is a member of the Audit and Nominating/Governance Committees.

    DEE J. KELLY, Partner, Kelly, Hart & Hallman, P.C., Fort Worth, Texas; law firm. He is also a director of Justin Industries, Inc. and The SABRE Group Holdings, Inc.

        Mr. Kelly is 69 and was elected a director in 1983. He is a member of the Executive and Nominating/Governance Committees.

    ANN D. MCLAUGHLIN, Chairman of The Aspen Institute, Washington, D.C. and Aspen, Colorado; an international nonprofit educational and public policy organization dedicated to serving leaders throughout the world. She was President of the Federal City Council, Washington, D.C., from 1990-1995. She was President and Chief Executive Officer of New American Schools Development Corporation, Arlington, Virginia from 1992 to 1993. She was United States Secretary of Labor from 1987 to 1989. She is also a director of General Motors Corporation; Kellogg Company; Host Marriott Corporation; Union Camp Corporation; Potomac Electric Power Company; Vulcan Materials Company; Nordstrom, Inc.; Harman International Industries, Inc.; Sedgwick Group, plc; Donna Karan International, Inc. and Fannie Mae.

        Ms. McLaughlin is 56 and was elected a director in 1990. She is Chairman of the Audit Committee and is a member of the Nominating/Governance Committee.

    CHARLES H. PISTOR, JR., retired Vice Chair, Southern Methodist University, Dallas, Texas; educational institution. He is a former President of the American Bankers Association. He previously served as Chairman and Chief Executive Officer of NorthPark National Bank, Dallas and of First RepublicBank Dallas, N.A. He is also a director of Fortune Brands, Inc.; Centex Corporation; Oryx Energy Company and Zale Corporation.

        Mr. Pistor is 67 and was elected a director in 1982. He is a member of the Audit and Compensation Committees.

    JOE M. RODGERS, Chairman, The JMR Group, Nashville, Tennessee; investment company. From 1985 through 1989, Mr. Rodgers was the United States Ambassador to France. He is also a director of Gaylord Entertainment Company; Gryphon Holdings Inc.; Lafarge Corporation;

SunTrust Bank, Nashville, N.A.; Thomas Nelson, Inc.; Tractor Supply Company and Willis Corroon Group plc.

        Mr. Rodgers is 64 and was elected a director in 1989. He is a member of the Audit and Compensation Committees.

    JUDITH RODIN, President, University of Pennsylvania, Philadelphia, Pennsylvania; educational institution. She was Provost of Yale University from 1992 through 1994. She is also a director of Aetna Inc. and Electronic Data Systems Corporation.

        Ms. Rodin is 53 and was elected a director in July 1997. She is a member of the Compensation and Nominating/Governance Committees.

    MAURICE SEGALL, Senior Lecturer at the Massachusetts Institute of Technology (Sloan School of Management), Boston, Massachusetts; educational institution. He is also the retired Chairman, President and Chief Executive Officer of Zayre Corporation, a retailing company. He is also a director of Harcourt General, Inc.

        Mr. Segall is 68 and was elected a director in 1985. He is a member of the Executive and Compensation Committees.

    A plurality of the votes cast is necessary for the election of a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

BOARD COMMITTEES

    AMR has standing Audit, Executive, Compensation and Nominating/Governance Committees which perform the functions described below. In 1997, the Board of Directors of AMR held eight regular and seven special meetings. All the director nominees attended at least 75% of the Board of Directors meetings and committee meetings of which the director was a member.

    The Audit Committee, composed entirely of outside directors, met five times during 1997 with the Corporation's independent auditors, representatives of management and the internal audit staff. The Committee recommends the selection of independent auditors, reviews the scope and results of the annual audit (including the independent auditors' assessment of internal controls), reviews the Corporation's consolidated financial statements, reviews the scope of non-audit services provided by the independent auditors and reviews reports of the independent auditors.

    The Executive Committee met four times during 1997. The Committee may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, with the exception of such powers and authority as are specifically reserved to the Board.

    The Compensation Committee, composed entirely of outside directors, met seven times in 1997. The Committee makes recommendations with respect to compensation and benefit programs for the officers and directors of the Corporation and its subsidiaries. In this regard, the Compensation Committee has retained Hewitt Associates LLC (independent compensation consultants) to assist the Committee in structuring a compensation program for the officers and key employees that aligns an executive's compensation with the long term interests of the stockholders through the use of cash and stock based compensation in conjunction with appropriate performance criteria.

    The Nominating/Governance Committee, composed entirely of outside directors, met twice in 1997 (including one meeting outside the presence of the Chairman, President and Chief Executive Officer). The Committee recommends candidates for officer positions, reviews with the Chief Executive Officer succession planning for senior positions within the Corporation and its subsidiaries, and reviews the corporate governance procedures of the Board to ensure that the best long term interests of all stockholders are being considered. The Nominating/Governance Committee also makes recommendations with respect to assignments to Board committees and recommends suitable candidates for election to the Board. In this regard, the Committee will consider nominees for election recommended by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary with a suitable description of the nominee's qualifications and evidence of his or her consent to serve.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee for 1997 were as follows:

Edward A. Brennan, Chairman   Charles H. Pistor,   Judith Rodin
                              Jr.
Christopher F. Edley          Joe M. Rodgers       Maurice
                                                   Segall

    No member of the Compensation Committee is a current or former employee or officer of the Corporation or any of its affiliates or has any interlocking relationship with any other corporation that requires specific disclosure under this heading.

OTHER MATTERS

    During 1997, the law firm of Kelly, Hart & Hallman, P.C. performed legal services for the Corporation. Mr. Kelly is a partner of the firm.

    During 1997, American advertised in, and sponsored an event hosted by, BLACK ENTERPRISE magazine. Mr. Graves is Chairman of the Board and Chief Executive Officer of Earl G. Graves, Limited, which publishes that magazine.

    The University of Oklahoma provides meteorological information services to American. Mr. Boren is President of the University of Oklahoma.

    During 1997, the law firm of Gibson, Dunn & Crutcher performed legal services for American. Martin B. McNamara is a partner of the firm and is the husband of Anne H. McNamara, Senior Vice President and General Counsel of the Corporation.

    During 1997, the law firm of Locke Purnell Rain Harrell performed legal services for American. Russell F. Coleman is a partner of the firm and is the son-in-law of Robert L. Crandall, Chairman of the Board, President and Chief Executive Officer of the Corporation.

    Aurora Investments, Inc., a subsidiary of the Corporation, owns an equity interest in Canadian Airlines International Ltd. ("Canadian"). American and other subsidiaries of the Corporation also provide airline-related services to Canadian. Douglas A. Carty is Senior Vice President and Chief Financial Officer of Canadian and is the brother of Donald J. Carty, Executive Vice President of the Corporation and President of American.

    American and other subsidiaries of the Corporation purchase a variety of services from The SABRE Group, Inc., a subsidiary of The SABRE Group Holdings, Inc., which is a partially owned subsidiary of the Corporation ("TSGH"). Messrs. Crandall, Brennan and Kelly are directors of The SABRE Group Holdings, Inc., as are Anne H. McNamara, Senior Vice President and General Counsel of the Corporation and Gerard J. Arpey, Senior Vice President and Chief Financial Officer of the Corporation. Mr. Crandall is the Chairman of the Board of TSGH.

COMPENSATION OF DIRECTORS

    Outside directors of the Corporation receive an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $1,500 for service on a standing Committee of the Board (generally each director serves on two committees) and $1,000 for attending a Board or Committee meeting (provided that the maximum payment for meeting attendance is $1,000 per day, regardless of the number of meetings actually attended in one day). Directors may defer payment of all or any part of these fees pursuant to two deferral plans. Under the first of these deferral plans, the Corporation will pay interest on the amount deferred at the prime rate from time to time in effect at The Chase Manhattan Bank, N.A. Under the second deferral plan, compensation deferred during any calendar month is converted into stock equivalent units by dividing the total amount of deferred compensation by the average fair market value (as defined in the Corporation's 1988 Long Term Incentive Plan, as amended (the "1988 LTIP")) of the Corporation's common stock during such month. At the end of the deferral period, the Corporation will pay to the director an amount in cash equal to the number of accumulated stock equivalent units multiplied by the average fair market value of the Corporation's common stock during the month in which the deferral period terminates.

    An outside director, an outside director's spouse or companion, and an outside director's dependent children are provided transportation on American and reimbursement for federal income taxes incurred thereon. The cost of such complimentary transportation for each outside director in 1997, including the reimbursement obligation for income tax liability, was as follows: David L. Boren ($12,450); Edward A. Brennan ($29,188); Armando M. Codina ($29,477); Charles T. Fisher III ($5,658); Earl G. Graves ($23,487); Dee J. Kelly ($39,036); Ann D. McLaughlin ($24,953); Charles H. Pistor, Jr. ($8,463); Joe M. Rodgers ($25,356); Judith Rodin ($12,205); and Maurice Segall ($23,072). Mr. Crandall, as an employee of American, pays service charges for his use of employee travel privileges and is neither reimbursed for, nor subject to, income taxes for use of such privileges.

    Pursuant to the 1994 Directors Stock Incentive Plan, as amended (the "SIP"), outside directors each receive an annual award of 300 deferred shares of the Corporation's common stock. Generally, these shares will be delivered to the director within six months after the director ceases to be a member of the Board.

    The Corporation provides directors who were elected on or before May 15, 1996 a pension benefit equal to 10% of the director's fees and retainers from the Corporation for his or her last twelve months of service on the Board, multiplied by the number of years of service on the Board, up to a maximum of $20,000 per year. Pursuant to the SIP, the Corporation provides directors who were elected after May 15, 1996, an annual grant of an additional 150 deferred shares of the Corporation's common stock. This additional grant is in lieu of their participation in the foregoing pension plan, and the shares will be distributed to the director within six months after the director ceases to be a member of the Board.

                            OWNERSHIP OF SECURITIES

SECURITIES OWNED BY DIRECTORS AND OFFICERS

    As of March 24, 1998, each director and nominee for director, the executive officers named in the Summary Compensation Table, and all directors and executive officers, as a group, owned, or had been granted rights to, under the stock based compensation or deferral plans of the Corporation and TSGH, shares of or stock equivalent units of the Corporation's common stock and TSGH's Class A common stock as indicated in the table below:


                                                     AMR COMMON     PERCENT OF     TSGH CLASS A     PERCENT OF
NAME                                                   STOCK           CLASS       COMMON STOCK        CLASS
-------------------------------------------------  --------------  -------------  ---------------  -------------
Robert L. Crandall (1)...........................        226,000         *               2,500           *

David L. Boren (2)...............................          1,000         *                   0           *

Edward A. Brennan (3) (4)........................          8,969         *              17,111           *

Armando M. Codina (3)............................          1,841         *                   0           *

Charles T. Fisher III (2) (5)....................          2,000         *               1,000           *

Earl G. Graves (2)...............................          1,600         *               2,500           *

Dee J. Kelly (2) (6).............................          3,000         *              15,800           *

Ann D. McLaughlin (2)............................          2,400         *                 250           *

Charles H. Pistor, Jr. (2).......................          2,800         *               2,500           *

Joe M. Rodgers (2) (7)...........................          2,000         *                   0           *

Judith Rodin (8).................................            209         *                   0           *

Maurice Segall (2)...............................          2,000         *                   0           *

Donald J. Carty (9)..............................        279,000         *                   0           *

Robert W. Baker (10).............................        214,655         *                   0           *

Michael W. Gunn (11).............................         63,100         *                   0           *

Gerard J. Arpey (12).............................         64,500         *                 500           *

Directors and executive officers as a group (20
  persons) (13) (14).............................      1,025,944           1.2          42,661           *


                                               (SEE NEXT 2 PAGES FOR FOOTNOTES.)

------------------------

*   Percentage does not exceed 1% of the total outstanding class.


(1) Includes stock options for 180,000 shares of common stock and 45,000 shares of deferred stock granted under the 1988 LTIP. Stock options representing 76,000 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 1998 through July 2002. The deferred shares are Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 1998 through 1999.


(2) Includes deferred shares granted under the SIP to Messrs. Boren, Fisher, Graves, Kelly, Pistor, Rodgers and Segall and Ms. McLaughlin of 800, 1,000, 800, 1,000, 1,000, 1,000, 1,000, and 1,000, respectively. Such shares will be delivered to the director within six months after the director ceases to be a member of the Board. See "Compensation of Directors" on pages 7 to 8 for further information on the deferred shares.

(3) Includes deferred shares granted under the SIP to Messrs. Brennan and Codina of 1,000 and 800, respectively and stock equivalent units (which are the economic equivalent of a share of stock) of 6,969 and 541, respectively. The deferred shares will be delivered to the director within six months after the director ceases to be a member of the Board. See "Compensation of Directors" on pages 7 to 8 for further information on the deferred shares and the stock equivalent units.

(4) Includes stock options for 13,000 shares of TSGH Class A common stock and 2,111 TSGH stock equivalent units (which are the economic equivalent of a share of stock). Stock options representing 2,600 shares of TSGH Class A common stock will vest and become exercisable May 1998. The remaining options will vest during the period from May 1999 through May 2002.

(5) Includes 1,000 shares of the Corporation's common stock held by a trust of which Mr. Fisher and his wife have shared voting and investment power. The 1,000 shares of TSGH Class A common stock are held by a trust of which Mr. Fisher and his wife have shared voting and investment power.

(6) Includes 1,000 shares of the Corporation's common stock held by Kelly Group Investors. Mr. Kelly disclaims any beneficial interest in 545 of such shares. Includes stock options for 13,000 shares of TSGH Class A common stock. Stock options representing 2,600 shares of TSGH Class A common stock will vest and become exercisable May 1998. The remaining options will vest during the period from May 1999 through May 2002.

(7) Includes 1,000 shares held by JMR Investments over which Mr. Rodgers has shared voting and investment power.

(8) Includes 209 stock equivalent units (which are the economic equivalent of a share of stock).


(9) Includes stock options for 158,000 shares of common stock and 121,000 shares of deferred stock granted under the 1988 LTIP. Stock options representing 77,800 shares of common stock are vested and currently exercisable. The remaining options will vest and become exercisable during the period from July 1998 through July 2002. The deferred shares are comprised of: (i) 36,000 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 1998 through 1999; and (ii) 85,000 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, disability or termination not for cause before attaining age 60).

(10) Includes stock options for 111,000 shares of common stock and 101,000 shares of deferred stock granted under the 1988 LTIP. Stock options representing 63,000 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 1998 through July 2002. The deferred shares are comprised of: (i) 21,000 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 1998 through 1999; and
    (ii) 80,000 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, disability or termination not for cause before attaining age 60).



(11) Includes stock options for 14,600 shares of common stock and 48,500 shares of deferred stock granted under the 1988 LTIP. The stock options will vest during the period from July 1998 through July 2002. The deferred shares are comprised of: (i) 10,000 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 1998 through 1999; and (ii) 38,500 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, disability or termination not for cause before attaining age 60).



(12) Includes stock options for 31,000 shares of common stock and 33,500 shares of deferred stock granted under the 1988 LTIP. Stock options representing 14,900 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 1998 through July 2002. The deferred shares are comprised of: (i) 12,500 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 1998 through 1999; and (ii) 21,000 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, disability or termination not for cause before attaining age 60).



(13) Includes stock options for 552,020 shares of the Corporation's common stock, 439,400 shares of deferred stock granted under the 1988 LTIP, 9,400 shares of deferred stock granted under the SIP and 7,719 stock equivalent units. Stock options representing 244,200 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 1998 through July 2002. The deferred shares are comprised of: (i) 151,400 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 1998 through 1999; and (ii) 288,000 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, disability or termination not for cause before attaining age 60).


(14) Includes options for 26,000 shares of TSGH Class A common stock and 2,111 TSGH stock equivalent units. Stock options representing 5,200 shares of TSGH Class A common stock will vest and become exercisable May 1998. The remaining options will vest during the period from May 1999 through May 2002.

    Holders of unvested options, deferred shares under the 1988 LTIP or the SIP and stock equivalent units do not have voting or dispositive power with regard to such shares.

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

    The following firm has informed the Corporation that it was the beneficial owner of more than 5% of the Corporation's outstanding common stock at December 31, 1997:

NAME AND ADDRESS OF BENEFICIAL OWNER                                     AMOUNT HELD   PERCENT OF CLASS
-----------------------------------------------------------------------  ------------  -----------------
Oppenheimer Capital....................................................    5,321,586(1)           5.8%
  Oppenheimer Tower
  World Financial Center
  New York, New York 10281

------------------------------

(1) Oppenheimer Capital filed a Schedule 13G which indicates that it beneficially owns, and has shared voting and dispositive power over, 5,321,586 shares of the Corporation's common stock.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation for the past three years paid to the individuals who, as of December 31, 1997, were the five most highly compensated directors or executive officers of the Corporation whose aggregate current remuneration exceeded $100,000 (the "named executive officers").

                                                                            AWARDS
                                                                  --------------------------
   NAME                      ANNUAL COMPENSATION                                SECURITIES      PAYOUTS
    AND      ---------------------------------------------------  RESTRICTED    UNDERLYING    -----------
 PRINCIPAL                                       OTHER ANNUAL        STOCK       OPTIONS/        LTIP          ALL OTHER
 POSITION      YEAR      SALARY     BONUS(1)    COMPENSATION(2)    AWARDS(3)    SARS(#)(4)    PAYOUTS(5)    COMPENSATION(6)
-----------  ---------  ---------  ----------  -----------------  -----------  -------------  -----------  -----------------
Crandall          1997  $ 766,667  $1,000,000      $  38,925               0        50,000     $4,717,086      $  98,045
                  1996    750,000     851,250         36,590               0        30,000     3,164,938          86,588
                  1995    662,500     678,400         36,311               0        50,000     1,702,500          86,282
----------------------------------------------------------------------------------------------------------------------------
Carty             1997    648,083     648,000              0               0        35,000     3,711,969          16,721
                  1996    615,000     615,000              0               0        25,000     1,373,375          13,381
                  1995    565,000     433,835              0               0        25,000       757,000          13,381
----------------------------------------------------------------------------------------------------------------------------
Baker             1997    556,200     415,000              0               0        15,000     2,525,313          17,336
                  1996    546,750     310,000              0               0        15,000     1,331,875          16,241
                  1995    540,000     331,711              0               0        18,000       747,000          16,253
----------------------------------------------------------------------------------------------------------------------------
Gunn              1997    428,800     309,000              0               0         4,500     1,146,313          15,106
                  1996    420,750     250,000              0               0         4,500       516,250          15,106
                  1995    406,250     228,755              0               0         5,500       321,800          15,106
----------------------------------------------------------------------------------------------------------------------------
Arpey             1997    353,883     270,000              0               0         6,000     1,142,513           4,171
                  1996    330,750     215,000              0               0         4,500       507,150           4,171
                  1995    310,417     174,793              0               0         5,500       375,850           4,171
----------------------------------------------------------------------------------------------------------------------------

Crandall       =      Robert L. Crandall: Chairman, President and Chief Executive Officer of
                      the Corporation; Chairman and Chief Executive Officer of American.
Carty          =      Donald J. Carty: Executive Vice President of the Corporation; President
                      of American.
Baker          =      Robert W. Baker: Executive Vice President-Operations of American.
Gunn           =      Michael W. Gunn: Senior Vice President-Marketing of American.
Arpey          =      Gerard J. Arpey: Senior Vice President and Chief Financial Officer of the
                      Corporation; Senior Vice President/Finance and Planning and Chief
                      Financial Officer of American.

                                                              (SEE NEXT 2 PAGES FOR FOOTNOTES.)

------------------------

(1) Amounts shown for 1997 represent payments made in 1998 for 1997 services. Amounts shown for 1996 represent payments made in 1997 for 1996 services. Amounts shown for 1995 represent payments made in 1996 for 1995 services. Such payments were made pursuant to American's Incentive Compensation Plan. See the Compensation Committee Report at pages 23 to 24 for further information on the Incentive Compensation Plan.

(2) These amounts represent reimbursement for taxes related to the payment of insurance premiums.

(3) The following table sets forth certain information concerning restricted stock awards:

                    RESTRICTED STOCK; TOTAL SHARES AND VALUE


             TOTAL NUMBER OF    AGGREGATE MARKET VALUE
            RESTRICTED SHARES    OF RESTRICTED SHARES
  NAME      HELD AT FY-END(A)      HELD AT FY-END(B)
---------  -------------------  -----------------------

Crandall           45,000            $   5,745,938
Carty             121,000               15,450,188
Baker             101,000               12,896,438
Gunn               48,500                6,192,844
Arpey              33,500                4,277,531
-------------------------------------------------------


    (A) These amounts consist of: (i) shares of deferred common stock issued under the 1988 LTIP which vest at retirement (Career Equity Shares); and
       (ii) shares of deferred common stock issued under the 1988 LTIP which vest upon the Corporation's attainment of predetermined cash flow objectives over a three-year performance period (Performance Shares). See the related discussions of Career Equity Shares and Performance Shares in the Compensation Committee Report at pages 25 to 27.

    (B) These amounts are based on the average market price of the Corporation's common stock of $127.6875 on the NYSE on December 31, 1997.

(4) These amounts represent options for shares of the Corporation's common stock which were granted in 1995, 1996 and 1997.

(5) For 1995, this amount represents performance returns paid in 1995 and a payout of cash in exchange for Performance Shares of the Corporation issued pursuant to the Corporation's 1993-1995 Performance Share Plan. For 1996, this amount represents performance returns paid in 1996 and a payout of cash in exchange for Performance Shares issued under the Corporation's 1994-1996 Performance Share Plan. For 1997, this amount represents performance returns paid in 1997 and a payout of cash in exchange for Performance Shares issued under the Corporation's 1995-1997 Performance Share Plan. The following table sets forth information concerning LTIP payouts:

                               LTIP PAYOUTS
--------------------------------------------------------------------------
  NAME       YEAR     PERFORMANCE RETURNS  PERFORMANCE SHARES     TOTAL
---------  ---------  -------------------  ------------------  -----------
Crandall     1997          $ 422,750          $  4,294,336     $ 4,717,086
             1996            422,750             2,742,188       3,164,938
             1995            300,000             1,402,500       1,702,500
--------------------------------------------------------------------------
Carty        1997            276,500             3,435,469       3,711,969
             1996            276,500             1,096,875       1,373,375
             1995            196,000               561,000         757,000
--------------------------------------------------------------------------
Baker        1997            235,000             2,290,313       2,525,313
             1996            235,000             1,096,875       1,331,875
             1995            186,000               561,000         747,000
--------------------------------------------------------------------------
Gunn         1997             77,500             1,068,813       1,146,313
             1996             77,500               438,750         516,250
             1995             60,000               261,800         321,800
--------------------------------------------------------------------------
Arpey        1997             73,700             1,068,813       1,142,513
             1996             68,400               438,750         507,150
             1995             48,600               327,250         375,850
--------------------------------------------------------------------------

(6) The following table sets forth information concerning all other compensation:

                                 ALL OTHER COMPENSATION
----------------------------------------------------------------------------------------
                        INTEREST     CONTRIBUTIONS TO DEFINED     INSURANCE
  NAME       YEAR     DIFFERENTIAL(A)    CONTRIBUTION PLANS      PREMIUMS(B)     TOTAL
---------  ---------  -------------  -------------------------  -------------  ---------
Crandall     1997       $  29,326            $      --            $  68,719    $  98,045
             1996          18,882                   --               67,706       86,588
             1995          18,995                   --               67,287       86,282
----------------------------------------------------------------------------------------
Carty        1997               0                   --               16,721       16,721
             1996               0                   --               13,381       13,381
             1995               0                   --               13,381       13,381
----------------------------------------------------------------------------------------
Baker        1997           3,077                   --               14,260       17,336
             1996           1,981                   --               14,260       16,241
             1995           1,993                   --               14,260       16,253
----------------------------------------------------------------------------------------
Gunn         1997               0                   --               15,106       15,106
             1996               0                   --               15,106       15,106
             1995               0                   --               15,106       15,106
----------------------------------------------------------------------------------------
Arpey        1997               0                   --                4,171        4,171
             1996               0                   --                4,171        4,171
             1995               0                   --                4,171        4,171
----------------------------------------------------------------------------------------

    (A) Represents amounts credited but not paid in the current fiscal year and consists of the above-market portion of interest (defined as a rate of interest exceeding 120% of the applicable federal long term rate, with compounding) on deferred compensation.

    (B) Represents the full amount of premiums paid under a split-dollar life insurance arrangement whereby the Corporation will recover certain premiums paid, except with respect to Mr. Crandall, for whom this amount also includes premiums paid on certain long term disability policies ($16,869) and a supplemental whole life insurance policy ($39,029).

                             STOCK OPTIONS GRANTED

    The following table sets forth information concerning stock options granted during 1997 by the Corporation to the named executive officers. The hypothetical present values of stock options granted in 1997 are calculated under a Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock (NYSE) on the date of exercise exceeds the exercise price. There is no assurance that the hypothetical present values of stock options reflected in this table will actually be realized.

    IF THE HYPOTHETICAL PRESENT VALUES PRESENTED IN THIS TABLE REPRESENT THE AMOUNTS ACTUALLY REALIZED UPON EXERCISE OF THE OPTIONS, THE CORRESPONDING INCREASE IN TOTAL STOCKHOLDER VALUE WOULD BE NEARLY $4.0 BILLION.

                     OPTIONS/SARS GRANTED IN LAST FISCAL YEAR
----------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS
----------------------------------------------------------------------------------
                             % OF TOTAL                               HYPOTHETICAL
             SECURITIES     OPTIONS/SARS                                PRESENT
             UNDERLYING      GRANTED TO     EXERCISE OR                 VALUE AT
            OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION     DATE OF
   NAME      GRANTED(#)      FISCAL YEAR     PER SHARE     DATE(1)      GRANT(2)
----------  -------------  ---------------  -----------  -----------  ------------
Crandall         50,000            11.8      $  97.875      7/21/07     1,576,500
Carty            35,000             8.2         97.875      7/21/07     1,103,550
Baker            15,000             3.5         97.875      7/21/07       472,950
Gunn              4,500             1.1         97.875      7/21/07       141,885
Arpey             6,000             1.4         97.875      7/21/07       189,180

------------------------------

(1) Options have a term of ten years and have an exercise price equal to the average market price of the Corporation's common stock on the date of grant. They become exercisable at the rate of 20% per year over a five-year period. Upon a change in control (as described on page 21) the vesting and exercisability of the options will be accelerated and all options will become immediately exercisable.

(2) The Black-Scholes model used to calculate the hypothetical values of options at the date of grant considers a number of factors to estimate the option's present value. These factors include: (i) the stock's volatility prior to the grant date; (ii) the exercise period of the option; (iii) interest rates; and (iv) the stock's expected dividend yield. The assumptions used in the valuation of the options were: stock price volatility--25.5%; exercise period--4.5 years; interest rate-- 5.85%; and dividend yield--0.0%.

                           STOCK OPTION EXERCISES AND
                      DECEMBER 31, 1997 STOCK OPTION VALUE

    The following table sets forth certain information concerning stock options exercised during 1997 by the named executive officers and the number and value of unexercised in-the-money options held at December 31, 1997. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock (NYSE) on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options (whether exercisable or unexercisable) reflected in this table will actually be realized.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------
                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                              OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                              AT FY-END(#)              AT FY-END(1)
              SHARES                    ------------------------  -------------------------
            ACQUIRED ON      VALUE           EXERCISABLE /              EXERCISABLE /
   NAME     EXERCISE(#)    REALIZED          UNEXERCISABLE              UNEXERCISABLE
----------  -----------  -------------  ------------------------  -------------------------
Crandall             0    $         0        76,000 / 104,000       $4,972,247 / $4,304,613
Carty           25,000      1,471,095        77,800 /  80,200        4,868,548 /  3,541,003
Baker           25,000      1,405,468        63,000 /  48,000        3,896,899 /  2,314,157
Gunn            11,200        510,402             0 /  14,600                 0 /   706,417
Arpey            8,000        440,031        14,900 /  16,100           880,987 /   751,136

------------------------------

(1) These amounts are based on the average market price of AMR common stock of $127.6875 on the NYSE on December 31, 1997.

                        LONG TERM INCENTIVE PLAN AWARDS

    Under the 1988 LTIP, deferred shares of the Corporation's common stock (Performance Shares) may be awarded to officers and other key employees, including the named executive officers. Further information concerning Performance Shares can be found in the Compensation Committee Report (see pages 26 to 27) and in the footnotes to the Summary Compensation Table.

                       LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------
                                        PERFORMANCE
                                         OR OTHER              ESTIMATED FUTURE PAYOUTS
             NUMBER OF SHARES, UNITS   PERIOD UNTIL        UNDER NON-STOCK PRICE BASED PLANS
                       OR              MATURATION OR  -------------------------------------------
   NAME        OTHER RIGHTS(#)(1)         PAYOUT      THRESHOLD(#)     TARGET(#)     MAXIMUM(#)
----------  -------------------------  -------------  -------------  -------------  -------------
Crandall    22,500 Performance             12/31/99             0         22,500         39,375
                  Shares
-------------------------------------------------------------------------------------------------
Carty       18,000 Performance             12/31/99             0         18,000         31,500
                  Shares
-------------------------------------------------------------------------------------------------
Baker       10,500 Performance             12/31/99             0         10,500         18,375
                  Shares
-------------------------------------------------------------------------------------------------
Gunn        5,000 Performance              12/31/99             0          5,000          8,750
                  Shares
-------------------------------------------------------------------------------------------------
Arpey       7,500 Performance              12/31/99             0          7,500         13,125
                  Shares

------------------------------

(1) Performance Shares awarded to Messrs. Crandall, Carty, Baker, Gunn and Arpey in 1997 were for deferred shares of the Corporation's common stock and were granted, pursuant to the 1988 LTIP, under the Performance Share Program. This program is discussed in more detail on pages 26 to 27.

                                  PENSION PLAN

    American's basic pension program for management personnel consists of a fixed benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code"). Officers of American are eligible for additional retirement benefits, to be paid by American under the Supplemental Executive Retirement Plan (the "SERP") as an operating expense. The SERP provides pension benefits (calculated upon the basis of final average base salary, incentive compensation payments and performance returns) to which officers of American would be entitled, but for the limit of $125,000 on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under American's basic pension program ($160,000 for 1997).

    The following table shows typical annual benefits payable under the basic pension program and the SERP, based upon retirement in 1997 at age 65, to persons in specified remuneration and credited years-of-service classifications. Annual retirement benefits set forth below are subject to offset for Social Security benefits.

                               PENSION PLAN TABLE

                                   ANNUAL RETIREMENT BENEFITS
               -------------------------------------------------------------------
FINAL AVERAGE                       CREDITED YEARS OF SERVICE
  EARNINGS         15           20           25            30             35
-------------  -----------  -----------  -----------  -------------  -------------
$     600,000  $   150,300  $   200,040  $   250,050  $     300,060  $     350,070
      800,000      200,400      266,720      333,400        400,080        466,760
    1,000,000      250,500      333,400      416,750        500,100        583,450
    1,200,000      300,600      400,080      500,100        600,120        700,140
    1,400,000      350,700      466,760      583,450        700,140        816,830
    1,600,000      400,800      533,440      666,800        800,160        933,520
    1,800,000      450,900      600,120      750,150        900,180      1,050,210
    2,000,000      501,000      666,800      833,500      1,000,200      1,166,900

    As of December 31, 1997, the named executive officers had the following credited years of service: Mr. Crandall - 31.5; Mr. Carty - 18.5; Mr. Baker - 28.5; Mr. Gunn - 26.5; Mr. Arpey - 14.25. Benefits are shown in the above table on a straight-life annuity basis.

    To provide an incentive for Mr. Crandall to continue his services as Chairman of the Board, President and Chief Executive Officer, he is provided with additional years of credited service under American's pension plan and the SERP for services rendered after 1994. The number of additional credited years will range from two years to ten years, depending on the number of years (or portions thereof) beyond 1995 during which Mr. Crandall continues to serve as Chairman of the Board, President and Chief Executive Officer (with pro rata credit for partial years). The number of credited years of service stated above reflects the additional years accrued through December 31, 1997. In addition, for all years of credited service accrued, Mr. Crandall's annual accrual rate under the SERP will be 2.2%, and for years of credited service accrued after December 31, 1987, the annual accrual rate will be 2.7%.

                             CORPORATE PERFORMANCE

    The following graph compares the yearly change in the Corporation's cumulative total return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on an index of airlines published by Standard & Poor's, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is an INDICATOR OF CORPORATE PERFORMANCE, it is subject to the vagaries of the market.

                           CUMULATIVE TOTAL RETURNS*
                    ON $100 INVESTMENT ON DECEMBER 31, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMR      S&P 500   S&P AIRLINES**
1992          100.00     100.00           100.00
1993           99.26     110.06           104.92
1994           78.89     111.51            73.12
1995          110.01     153.46           103.41
1996          129.04     187.24           111.62
1997          192.52     250.96           191.56

------------------------

 * Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends.

** Standard & Poor's Airline Index included: (i) for 12/31/92-6/30/94, American Airlines, Delta Air Lines, United Airlines, US Airways; and (ii) for 7/1/94-12/31/97, American Airlines, Delta Air Lines, Southwest Airlines, US Airways.

EXECUTIVE TERMINATION BENEFITS AGREEMENTS/EMPLOYMENT AGREEMENTS

    The Corporation has executive termination benefits agreements (the "Agreements") with 11 officers of American, including all of the named executive officers. The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement: (i) within three years following a change in control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason"; or (ii) within one year following a change in control of the Corporation, if the individual terminates his or her employment with the Corporation. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered. Under the terms of the Agreements, a change in control of the Corporation is deemed to occur: (i) if a third party acquires 20% or more of the Corporation's common stock; (ii) upon the occurrence of a transaction that requires stockholder approval and involves the acquisition of the Corporation (through the purchase of assets or by merger or otherwise) by an entity other than the Corporation or a subsidiary thereof; or (iii) if during any 24-month period the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason (other than death) to constitute at least a majority thereof. The Agreements provide that upon such termination the individual will receive, in a lump sum payment: two times each of (i) the individual's annual base salary; (ii) the annual award paid under American's incentive compensation plan; and (iii) the annual performance return payments, as well as certain other miscellaneous benefits. In addition, upon a change in control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

                         COMPENSATION COMMITTEE REPORT

(1)  OVERALL POLICY


    The objectives of the Corporation's compensation policies are: (i) to attract and retain the best possible executive talent; (ii) to motivate its executives to achieve the Corporation's long term strategic goals; (iii) to link executive and stockholder interests through equity based compensation; and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. With these objectives in mind, the Corporation has developed an overall compensation strategy that links a very large portion of an executive's compensation to the

Corporation's financial success. The Corporation expects that compensation payable in 1997 to the named executive officers will be fully deductible for U.S. income tax purposes.

    The Compensation Committee (the "Compensation Committee" or the "Committee") is composed entirely of disinterested members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (five of whom are also officers of the Corporation)--including all of the named executive officers.

    Once a year, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program. This review includes: (i) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness, including the relationship of executive pay to performance; and (ii) a comprehensive report from Hewitt Associates LLC (an independent compensation consultant retained separately by the Committee) evaluating the competitiveness of executive compensation at the Corporation relative to other major public corporations employing similar executive talent.

    The key elements of an executive's compensation consist of: (i) base salary;
(ii) an incentive compensation award (which is paid only in years when corporate performance meets certain predetermined criteria); (iii) performance returns (which are based upon the Corporation's return on investment, determined over the previous five years); and (iv) stock compensation, which may include deferred stock (career equity shares and/or performance shares), restricted stock and/or stock options. The Committee also regularly reviews data on the competitive marketplace, comparing total compensation and each element thereof with compensation opportunities at comparable positions at other companies. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at a comparator group made up of Fortune 500 companies across industries with whom the Corporation competes for executive talent (the "Comparator Group").(1)

(2)  DISCUSSION

(A)  BASE SALARY

    The Committee annually reviews officers' salaries, including Mr. Crandall's, and makes adjustments based on its subjective evaluation of the performance of the Corporation and the

------------------------

(1) This group differs from the comparison group used for the calculation of the Corporate Performance Graph because the Corporation competes with a broader group of companies for executive talent.

individual. In the case of an officer with responsibility for business units other than American, the financial results of those units are also considered.

    In 1997, Mr. Crandall's annual base salary was increased to $790,000. The increase in salary was based on the Committee's subjective evaluation of: (i) Mr. Crandall's service and strategic contributions; (ii) the Corporation's favorable financial results; (iii) the amount of Mr. Crandall's compensation relative to chief executives at Comparator Group companies; and (iv) the fact that the last time Mr. Crandall's salary was increased was in 1995.

(B)  INCENTIVE COMPENSATION PLANS

    American's incentive compensation plan is reviewed annually by the Committee in conjunction with the incentive compensation plans of the Corporation's other subsidiaries.

    In 1997, the American incentive compensation plan provided that participants would be eligible to receive awards only if the following four performance goals were met: (i) American's cash flow return on gross assets exceeded 6.7%; (ii) the profit sharing plan for employees represented by the Transport Workers Union made a distribution; (iii) the variable compensation plan for pilots made a distribution; and (iv) American's general profit sharing plan for eligible employees made a distribution.

    While target bonus payments to a participant under the incentive compensation plan are based upon an individual's job classification level at American relative to similar levels at the Comparator Group, the actual amount of the award is based on a subjective evaluation of each individual's performance. For Mr. Crandall, the target bonus payment is 100% of base salary. For Mr. Carty, the target bonus payment is 75% of base salary; for Mr. Baker, the target bonus payment is 60% of base salary; for Mr. Gunn, the target bonus payment is 55% of base salary; for Mr. Arpey the target bonus payment is 55% of base salary.

    In recognition of superior performance, the Committee may permit payment of amounts in excess of the target bonus payments; however, unless otherwise determined by the Committee, no bonus payment may exceed 100% of the individual's annualized base salary at the time of payment. Moreover, unless the Committee otherwise decides, the combination of an incentive compensation award and performance return payments (described below) for any given year may not exceed 100% of an individual's base salary.

    In 1997, Mr. Crandall was awarded $1,000,000 under the 1997 American incentive compensation plan. This award was based on the Committee's subjective evaluation of: (i) Mr. Crandall's service and strategic contributions; (ii) the Corporation's favorable financial results; and (iii) the amount of Mr. Crandall's compensation relative to chief executives at Comparator Group companies.

(C)  STOCK BASED COMPENSATION

    Under the 1988 LTIP, stock based compensation (which may include stock options, restricted stock and deferred stock) may be granted to officers and key employees of the Corporation and its affiliates. The purpose of equity participation is to align further the interests between executive officers and the Corporation's stockholders in the Corporation's growth in real value over the long term.

STOCK OPTIONS

    Stock options are issued to key employees of American and the Corporation's other subsidiaries and are options for common stock of the Corporation. They are exercisable for ten years from the date of grant, have an exercise price equal to the average market price on the NYSE of the Corporation's common stock on the date of grant and vest in 20% increments over five years. This structure is designed to provide an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years.

    The Committee determines the number of options to be granted based upon a subjective evaluation of the executive with respect to three factors: (i) individual performance; (ii) where applicable, the executive's ability to perform multiple functions; and (iii) the executive's retention value to the Corporation. The number of stock options awarded, if any, depends upon the executive's evaluation with respect to these factors.(2)

    On July 21, 1997, the Committee granted Mr. Crandall options to purchase 50,000 shares of the Corporation's common stock at an exercise price of $97.875, which represents the average market price (NYSE) of the Corporation's common stock on the date of grant. These options become exercisable at the rate of 20% per year over a five-year period. This grant was based on the Committee's subjective evaluation of: (i) Mr. Crandall's service and strategic contributions; (ii) the Corporation's favorable financial results; and (iii) the amount of Mr. Crandall's compensation relative to chief executives of Comparator Group companies.

------------------------

(2) See the Summary Compensation Table for information regarding the number of stock options awarded to the named executive officers in 1997.

CAREER EQUITY SHARES

    Shares of deferred common stock have been granted, from time to time, to the officers of the Corporation and the officers and key employees of its subsidiaries through the career equity program (the "Program") to retain and compensate these individuals and to give these individuals a stake in the long term performance of the Corporation through stock ownership. Career equity shares are also granted to provide retirement income competitive with the median of the Comparator Group.

    The Program provides that career equity shares vest generally upon the executive's retirement. In order to assure the Corporation of the executive's services for his or her career and to provide appropriate levels of retirement income, the Corporation has agreements with each named executive officer (except Mr. Crandall) which guarantee that the value of the individual's career equity holdings will be equal to three and one-half times the individual's final average salary at retirement.

    The Committee determines the number of career equity shares to be granted based upon a subjective evaluation of the executive with respect to four factors: (i) current performance; (ii) where applicable, the executive's ability to perform multiple functions; (iii) the executive's retention value to the Corporation; and (iv) the executive's level of retirement income. The actual number of career equity shares awarded, if any, depends upon the executive's evaluation with respect to these factors.

    In 1997, no grant of career equity shares was made to Mr. Crandall.

    The Program also provides for the annual cash payment of "performance returns" on grants of previously awarded career equity shares. For the named executive officers, the amount of the payment depends upon: (i) the rolling five-year average of the Corporation's return on investment; (ii) the aggregate number of career equity shares awarded; (iii) the percentage, if any, of the aggregate number of career equity shares determined by the Committee to be eligible for payment of performance returns in a given year, based upon a subjective evaluation of individual performance; and (iv) the average market price (NYSE) of the Corporation's common stock on the date of grant. In 1997, the percentage of career equity shares used in the calculation of performance returns for the named executive officers (except for Mr. Crandall) ranged from 40% to 68%.(3)

------------------------

(3) See the Summary Compensation Table for information regarding the payment of performance returns to the named executive officers in 1997.

    In 1997, Mr. Crandall was awarded performance returns on approximately 37% of his career equity shares based on the Committee's subjective evaluation of:
(i) his service and strategic contributions to the Corporation; (ii) the Corporation's favorable financial results; and (iii) the amount of Mr. Crandall's compensation relative to chief executives of Comparator Group companies.

RESTRICTED STOCK

    Restricted stock awards are grants of common stock of the Corporation which carry full stockholder privileges including the right to vote and the right to receive any declared dividends in respect of such shares. The shares are held by the Corporation with vesting based on the satisfaction of future service requirements. The shares are non-transferable and are subject to risk of forfeiture. Restricted stock awards are designed to retain the services of key executives and, therefore, do not vest, generally, until a minimum of two years has passed since the date of grant. Restricted stock grants are based upon a subjective evaluation of: (i) the executive's current performance; (ii) retention value; and (iii) where applicable, ability to perform multiple functions.

    In 1997, no grant of restricted stock was made to any of the named executive officers.

PERFORMANCE SHARES

    Performance shares are shares of deferred stock which are granted to officers and key employees of American and the Corporation's other subsidiaries and are issued pursuant to the LTIP. Distribution of these shares is contingent upon the Corporation's attainment of predetermined cash flow objectives over a three-year "performance period." The cash flow objective is based on the Corporation's cumulative operating cash flow return on adjusted gross assets ("CFROGA") over the performance period. The percentage of the shares which will be distributed ranges from 0% to 175% based upon varying levels of CFROGA over the three-year period, as well as the Corporation's standing (on the same basis) relative to four major competitors (United Airlines, Inc., Delta Air Lines, Inc., Southwest Airlines, Inc. and US Airways, Inc.).(4) If each competitor outperforms the Corporation with respect to this measurement, or if the Corporation fails to achieve a certain level of cumulative operating cash flow relative to adjusted assets, no performance shares will be earned. Performance share grants are based upon a subjective evaluation of: (i) the executive's current performance; (ii) the executive's retention value; and (iii) where applicable, ability to perform multiple functions.

------------------------

(4) See the Long Term Incentive Plan Award Table for the number of performance shares granted to the named executive officers in 1997.

    In 1997, Mr. Crandall was issued 22,500 performance shares based on the Committee's subjective evaluation of: (i) Mr. Crandall's service and strategic contributions to the Corporation; (ii) the Corporation's favorable financial results; and (iii) the amount of Mr. Crandall's compensation relative to chief executives of Comparator Group companies.

                         COMPENSATION COMMITTEE OF AMR

Edward A. Brennan, Chairman   Charles H. Pistor,   Judith Rodin
                              Jr.
Christopher F. Edley          Joe M. Rodgers       Maurice
                                                   Segall

                       PROPOSAL 2--SELECTION OF AUDITORS

    Based upon the recommendation of the Corporation's Audit Committee, the Board of Directors has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 1998. The stockholders will be requested to ratify the Board's selection. Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares represented and entitled to vote is required to approve the Board's selection of auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                       PROPOSAL 3--PROPOSED AMENDMENT TO
                    CERTIFICATE OF INCORPORATION TO INCREASE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

OVERVIEW

    On January 20, 1998, the Board authorized an amendment to the Corporation's Certificate of Incorporation in order to increase the number of shares of common stock which the Corporation is authorized to issue from 150,000,000 to 750,000,000. The Board directed that the amendment be submitted to stockholders for approval at the 1998 Annual Meeting. On April 15, 1998, the Board approved a two-for-one stock split of the Corporation's common stock in the form of a stock dividend. This stock dividend is contingent upon the approval of the amendment to the Certificate of Incorporation at the 1998 Annual Meeting. The Board recommends that the stockholders approve this amendment.

    The full text of the amendment to Article FOURTH of the Certificate of Incorporation, assuming stockholder approval, is set forth in Exhibit A to this proxy statement. The amendment will not affect the amount of preferred stock authorized, which is 20,000,000 shares, without par value. Also, there will be no change in the par value of each share of common stock, which will remain at $1.00 per share, both before and after the stock split.

EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The increase in the number of authorized shares of common stock is necessary to enable the Corporation to issue the number of shares sufficient to effect the stock split, to reserve a sufficient number of common shares to meet all known requirements and to provide flexibility for the future. Other than the shares which are required to effect the stock split and the additional shares which will be reserved for issuance if the 1998 Long Term Incentive Plan is approved by the stockholders (see Proposal 4), the Corporation's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares authorized by the proposed amendment to the Certificate of Incorporation.

    The Board believes the availability of these additional shares will provide the Corporation with the flexibility to issue common stock for a variety of proper corporate purposes as the Board of Directors may deem advisable. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans, and the future declaration of stock dividends or distributions. The issuance of additional shares of common stock could have a dilutive effect: (i) on earnings and book value per share, and (ii) for a stockholder who does not purchase additional shares to maintain his/her pro rata interest, on a stockholder's percentage voting power in the Corporation.

    The additional shares could also be used to dilute the stock ownership of a person seeking to obtain control of the Corporation, and thus could discourage an attempt to effect a change in control of the Corporation. The Corporation is not aware of any person seeking to obtain control of the Corporation, and has no present intention to use the additional authorized shares to deter a change in control.

    The additional shares would be available for issuance without further action by the Corporation's stockholders, except as may be required by law, regulation or stock exchange rules. The New York Stock Exchange, on which the Corporation's common stock is currently listed, currently requires stockholder approval as a prerequisite to listing shares in several instances, including certain acquisition transactions.

    The proposed amendment will increase the number of shares of common stock which the Corporation is authorized to issue from 150,000,000 to 750,000,000. The additional 600,000,000 shares will be a part of the existing class of common stock and, if and when issued, will have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of the Corporation's common stock are not entitled to preemptive rights or cumulative voting.

    As of March 24, 1998, the Corporation had 91,171,362 shares of common stock outstanding, of which 4,935,605 were held in treasury, and no shares of preferred stock outstanding. In addition, as of March 24, 1998, the Corporation had reserved approximately 12,600,000 shares of common stock for issuance upon the exercise or vesting of various stock awards and options to the directors, officers and other key employees of the Corporation and its subsidiaries, and members of the Allied Pilots Association employed by American.

EFFECT OF THE PROPOSED TWO-FOR-ONE STOCK SPLIT

    GENERAL. The Board anticipates that a two-for-one stock split of common stock of the Corporation will place the market price of the common stock in a range more attractive to investors, particularly individual investors, and may, therefore, result in a broader market for the Corporation's common stock. The Corporation will apply to list the additional shares of common stock with the New York Stock Exchange.

    If the proposed amendment is adopted, each common stockholder of record at the close of business on May 26, 1998, will become the record owner of, and entitled to receive a certificate representing, one additional share of common stock for each share of common stock then owned of record by such common stockholder. The Corporation anticipates that additional shares will be distributed on or about June 9, 1998.

    FEDERAL INCOME TAX CONSEQUENCES. The Corporation has been advised by tax counsel that the proposed stock split will result in no gain or loss realization of taxable income to owners of common stock under existing United States federal income tax laws. The cost basis for federal income tax purposes of each new share received with respect to an existing share of common stock and such existing share of common stock will be equal to one-half of the cost basis of the existing share immediately preceding stock split. The holding period for federal income tax purposes for each new share received with respect to an existing share of common stock will be deemed to be the same as the holding period for such existing share of common stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares. Stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of the proposed two-for-one stock split in the form of a stock dividend.

    BROKER COMMISSIONS. Because the stock split will double the number of shares of common stock representing a stockholder's investment in the Corporation, the stockholder may have to pay a higher brokerage commission upon the sale of his/her investment after the stock split. Stockholders should consult their broker to ascertain the brokerage commission that will be charged for disposing of the greater number of shares.

    COMPENSATION PLANS. In accordance with the Corporation's stock plans under which stock options, deferred shares and other stock based awards are granted, it will be necessary to make appropriate adjustments to the number of shares covered and, where applicable, the exercise prices. From the effective date of the stock split, shares covered by outstanding stock options will be doubled and the exercise price per share will be divided by two. Shares of deferred stock awarded under the Corporation's Performance Share Plans and Career Equity Program (described elsewhere in this proxy statement) will be doubled. In addition, for other stock based awards the number of shares of stock will be doubled and, if applicable, the exercise price will be divided by two.

    ACCOUNTING TREATMENT. If the proposed amendment is adopted, there will be no change in total stockholders' equity, but the Corporation's common stock account will be increased to reflect the $1.00 per share par value of the additional shares issued as a result of the stock split and the additional paid-in capital account will be reduced by a like amount. The number of shares issued and outstanding, reserved for issuance and held in the treasury will double.

EFFECTIVE DATE OF AMENDMENT AND TWO-FOR-ONE STOCK SPLIT

    If the proposed amendment to the Certificate of Incorporation is adopted by the stockholders, it will become effective as soon as practical after the Annual Meeting.

    The record date for determining the owners of common stock entitled to certificates representing the additional shares to be distributed to effect the two-for-one stock split in the form of a stock dividend has been determined by the Board to be May 26, 1998.

    Please do not destroy your present stock certificate(s) or send them to the Corporation or the transfer agent. If the proposed amendment is adopted, your certificates will remain valid for the number of shares shown on them and should be retained by you. The Corporation expects that the additional shares will be distributed on or about June 9, 1998, either by delivery of physical certificates through the mail or by book-entry in the records of the Corporation. If the additional shares are distributed by book-entry, you will be entitled to receive physical stock certificates upon request.

PROPOSAL

    It is therefore proposed that the stockholders approve an amendment to the Certificate of Incorporation of the Corporation increasing the number of shares of all classes of stock which the Corporation shall have authority to issue from 170,000,000 to 770,000,000 and increasing the number of authorized shares of common stock ($1.00 par value) from 150,000,000 to 750,000,000.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of the shares entitled to vote is required to approve the amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                      PROPOSAL 4--PROPOSAL TO APPROVE THE
                         1998 LONG TERM INCENTIVE PLAN

    In 1988, the Board of Directors adopted and the stockholders approved a Long Term Incentive Plan (the "1988 LTIP"). The purpose of the plan was to attract, retain and reward key employees of the Corporation, its subsidiaries and affiliates and to strengthen the mutuality of interests between these key employees and stockholders. The 1988 LTIP was designed to be a 10 year plan, and will terminate in May 1998. The 1988 LTIP has worked well and has achieved its purposes. However, the need to attract, retain and reward key employees remains and the need to ensure alignment between the interests of key employees and the Corporation's stockholders has never been greater. Therefore, the Board of Directors has adopted, subject to stockholder approval, a successor to the 1988 LTIP--the 1998 Long Term Incentive Plan (the "1998 LTIP" or "LTIP").

    The terms and conditions of the 1998 LTIP are, in many respects, similar to those of the 1988 LTIP. Most of the differences reflect changes in the law and executive compensation practices over the past decade.

    A summary of the 1998 LTIP follows, but this summary is qualified in its entirety by reference to the full text of the 1998 LTIP, which is attached as Exhibit B to this proxy statement.

SHARES

    The LTIP is authorized for 5,000,000 shares of the Corporation's common stock. Upon the occurrence of the stock split discussed under Proposal 3, the number of shares authorized for the LTIP will increase to 10,000,000. Shares awarded under the LTIP may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    If shares subject to an option under the LTIP cease to be subject to such option, or if shares awarded under the LTIP are forfeited, or otherwise terminate without a payment being made to the participant in the form of the Corporation's common stock, or, if applicable, cash, such shares will again be available for future distribution under the LTIP. In the event of certain changes in the Corporation's structure affecting its common stock, the Committee (as defined on page 34) may make appropriate adjustments in the number of shares which may be awarded and in the number of shares covered by options and other awards then outstanding under the LTIP, and where applicable, the exercise price of awards under the LTIP.

PARTICIPATION

    LTIP awards may be made to key employees, including officers, of the Corporation, its subsidiaries and affiliates, but such awards may not be made to any director who is not also an employee of the Corporation, its subsidiaries or affiliates. Awards to directors who are not also employees of the Corporation, its subsidiaries or affiliates are governed by the 1994 Directors' Stock Incentive Plan, as amended. The number of employees participating in the LTIP will vary from year to year. In 1997, 500 employees (including 46 officers) participated in the 1988 LTIP.

AWARDS UNDER THE LTIP

    The LTIP is administered by a committee of no less than two members of the Board to be appointed by the Board (the "Committee"). It is anticipated that the Compensation Committee of the Board will administer the LTIP. The Committee has the authority to grant the following type of awards under the LTIP: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) deferred stock, (5) stock purchase rights, (6) other stock based awards and/or (7) performance related awards (including cash bonuses). Each of these awards may be granted alone, in conjunction with, or in tandem with other awards under the LTIP and/or cash awards outside the LTIP.

    1. STOCK OPTIONS. Incentive stock options and non-qualified stock options may be granted for such number of shares as the Committee will determine, except that no participant may be granted more than 250,000 stock options in any calendar year.

    Stock options are exercisable at such times and subject to such terms and conditions as the Committee determines and over a term (not in excess of 10 years) determined by the Committee. The option price for any option will be determined by the Committee at the time of grant. Payment of the option price may be made: (i) in cash; (ii) in common stock of the Corporation; (iii) through an arrangement with a broker approved by the Corporation whereby payment is accomplished with the proceeds of the sale of common stock of the Corporation; or (iv) by any combination of the foregoing, provided that the combined value of all cash and the fair market value of any common stock received by the Corporation is equal to the option price.

    Upon an employee's voluntary resignation or termination for cause, such employee's stock options will also terminate unless otherwise determined by the Committee. If the employee is involuntarily terminated without cause, stock options will terminate, unless otherwise determined by the Committee. In the case of an employee whose employment terminates due to death, disability or retirement, the LTIP provides that stock options are exercisable in accordance with the terms and conditions established by the Committee. In no event, however, will a stock option remain exercisable past its original term.

    2. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the portion of the stock option underlying the SAR terminates.

    Upon exercise of an SAR, the Committee, at its discretion, will pay the employee an amount equal to the excess of the then fair market value of the stock over the option price, multiplied by the number of SARs being exercised. This payment may be in cash, common stock or any combination of the two.

    3. RESTRICTED STOCK. An award of restricted stock may be conditioned upon the attainment of specific Performance Criteria (as defined on page 36) or such other factors as the Committee may determine. The Committee determines the period during which restricted stock is subject to forfeiture. The Committee may provide for other awards, payable either in stock or cash, to ensure payment of a minimum value at the time the restrictions lapse, subject to such Performance Criteria, service and/or other terms and conditions as the Committee may specify.

    During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. At the end of the restriction period, shares of common stock equal to the number covered by the award of restricted stock will be delivered to the employee (unless the Committee decides to settle the award in cash). Upon the termination of the employee's employment for any reason during the restriction period, all restricted stock either will vest (in whole or in part) or be subject to forfeiture, in accordance with the terms and conditions of the initial award as established by the Committee. The Committee determines whether the employee will have the right to vote the restricted stock and to receive any dividends during the restriction period.

    4. DEFERRED STOCK. Deferred stock may be conditioned upon the attainment of specific Performance Criteria or such other factors as the Committee may determine. The Committee determines the periods during which the deferred stock is subject to forfeiture. The Committee may provide for other awards, payable either in stock or cash, to ensure payment of a minimum value at the time the deferral period lapses, subject to such Performance Criteria, service and/or other terms and conditions as the Committee may specify.

    During the deferral period, the employee may not sell, transfer, pledge or assign the deferred stock award. At the end of the deferral period, shares of common stock equal to the number covered by the award of deferred stock will be delivered to the employee (unless the Committee decides to settle the award in cash). Upon the termination of the employee's employment for any reason during the deferral period, all deferred stock either will vest (in whole or in part) or be subject to forfeiture, in accordance with the terms and conditions of the initial award as established by the Committee.

    The Committee determines whether amounts equivalent to any dividends that would have been paid on a corresponding number of shares will be paid to the employee, or deemed reinvested in additional shares of deferred stock.

    5. STOCK PURCHASE RIGHTS. The Committee may grant eligible individuals rights to purchase the Corporation's common stock at price(s) determined by the Committee. The Committee may condition such rights, or their exercise, on such terms and conditions as it sees fit. Rights to purchase stock will be exercisable for a period to be determined by the Committee.

    6. CASH BONUSES. The LTIP permits the Committee to pay cash amounts to any executive officer upon the achievement, in whole or in part, of Performance Criteria established in writing by the Committee. Such writing may be a plan or other arrangement approved by the Committee (the "Incentive Plan"), provided such plan or arrangement sets forth the Performance Criteria and the terms and conditions under which such cash bonus will be paid. The maximum amount of any cash payment under an Incentive Plan to any single officer with respect to any calendar year will not exceed the lesser of: (i) $2,000,000; or (ii) twice the officer's annual base salary as in effect on the last day of the preceding fiscal year.

    7. OTHER STOCK BASED AWARDS. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Corporation's common stock. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

    8. PERFORMANCE RELATED AWARDS. Any restricted stock, deferred stock and other stock based awards (other than those intended to vest solely on the basis of the passage of time) granted to executive officers will vest upon achieving performance objectives established by the Committee ("Performance Awards"). (One exception is that, to the extent permitted by the Plan or the Committee, such Performance Awards may vest in the event of death, disability or a change in control without regard to the satisfaction of the performance objectives.)

    Such performance objectives are limited to one or more of the following: (i) return on equity; (ii) total shareholder return; (iii) revenues; (iv) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (v) operating income; (vi) return on investment; (vii) changes in the value of the Corporation's common stock; and (viii) return on assets (the "Performance Criteria"). Whether these objectives are achieved may be determined by the performance of the Corporation, a subsidiary or an affiliate (or any business unit or division thereof) or by reference to the performance of any of the Corporation, a subsidiary or an affiliate (or any business unit or division thereof) relative to past performance or to other companies. The number of shares which may be awarded to any single employee in respect of Performance Awards may not exceed 100,000 shares in any calendar year (except for stock options, which may not exceed 250,000 shares to any single employee in any calendar year).

CHANGE IN CONTROL PROVISIONS

    If there is a change in control or a potential change in control, any stock options which are not then exercisable, will become fully exercisable and vested. Likewise, the restrictions and deferral limitations applicable to restricted stock, deferred stock, stock purchase rights, other stock based awards and performance related awards will lapse and such shares and awards will be deemed fully vested. Similarly, the Performance Criteria relative to any award of restricted stock or deferred stock will be deemed satisfied at target and such stock will then be fully vested. Stock options, restricted stock, deferred stock, stock purchase rights and other stock based awards may, in the sole discretion of the Committee, be cashed out on the basis of the change in control price as defined in the LTIP.

AMENDMENT

    The LTIP may be amended by the Board of Directors.

FEDERAL INCOME TAX ASPECTS

    The following is a brief summary of the federal income tax consequences of awards made under the LTIP based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

    INCENTIVE STOCK OPTIONS. No regular taxable income is realized by the participant upon the grant or exercise of an incentive stock option ("ISO"). However, a tax preference item would be generated upon exercise of the ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long term capital gain (loss). In such circumstances, no deduction will be allowed to the Corporation for federal income tax purposes.

    If ISO Shares are disposed of prior to the expiration of either of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Corporation will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short term or long term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

    NON-QUALIFIED STOCK OPTIONS. No income is realized by the participant at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Corporation will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short term or long term capital gain (or loss), depending upon the length of time that the participant has held the shares.

    STOCK APPRECIATION RIGHTS. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and/or the fair market value of any shares received. The Corporation will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under Non-Qualified Stock Options.

    RESTRICTED STOCK. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Corporation will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long term or short term capital gain or loss on a subsequent sale generally begins when the stock is no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

    However, a participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Corporation generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election.

    DEFERRED STOCK. A participant receiving deferred stock generally will be subject to tax at ordinary income rates on the fair market value of the deferred stock on the date that the stock is distributed to the participant and the capital gain or loss holding period for such stock will also commence on that date. The Corporation generally will be entitled to a deduction in the amount that is taxable as ordinary income to the participant. The holding period to determine whether the participant has long term or short term capital gain (or loss) on a subsequent sale generally begins when the stock is no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

NEW PLAN BENEFITS

    It is not possible to determine the number of shares that will in the future be awarded under the LTIP to any particular individual. However, set forth below are the number of options and shares of restricted and deferred stock that were granted to the persons listed below during 1997 under the terms of the 1988
LTIP:

                                                                                    NUMBER OF
                                                                     NUMBER OF     RESTRICTED/
NAME AND POSITION                                                     OPTIONS    DEFERRED SHARES
------------------------------------------------------------------  -----------  ---------------
Robert L. Crandall ...............................................      50,000         22,500
  Chairman, President and Chief Executive Officer
Donald J. Carty ..................................................      35,000         18,000
  Executive Vice President
Robert W. Baker ..................................................      15,000         10,500
  Executive Vice President
Michael W. Gunn ..................................................       4,500          5,000
  Senior Vice President
Gerard J. Arpey ..................................................       6,000          9,000
  Senior Vice President
All executive officers as a group.................................     241,900        186,536
All employees, who are not executive officers, as a group.........     425,200        400,636

    Outside directors are not eligible for participation in the 1998 LTIP.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to approve the 1998 LTIP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

                                 OTHER MATTERS


    The Board of Directors knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote in accordance with their best judgment.


                                           By Order of the Board of Directors,

                                                        [SIGCUT]

                                           Charles D. MarLett
                                           CORPORATE SECRETARY

April 27, 1998

                                                                       EXHIBIT A

                                 ARTICLE FOURTH

    Assuming Proposal 3 is adopted, Article FOURTH of the Certificate of Incorporation of AMR Corporation, as in force and effect on the date hereof, will be amended in its entirety as follows:

    "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 770,000,000 shares, of which 20,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") and 750,000,000 shares shall be shares of Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock").

    The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

    1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

    (a) The designation of such series.

    (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividend shall be cumulative or non-cumulative.

    (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

    (d) The terms and amount of any sinking fund provided for the purpose of redemption of the shares of such series.

    (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

    (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

    (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

    (h) The rights of the holders of the shares of such series upon dissolution of, or upon the distribution of assets of, the corporation.

    2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

    3. No holder of shares of any class of stock of the corporation shall be entitled as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

    4. The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, or of Common Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property, or services. Any and all such shares of the Preferred or Common Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

                                                                       EXHIBIT B

                                AMR CORPORATION

                         1998 LONG TERM INCENTIVE PLAN

    SECTION 1.  PURPOSE, DEFINITIONS.

    The purpose of the AMR Corporation 1998 Long Term Incentive Plan (the "Plan") is to enable AMR Corporation (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and the Company's shareholders, by offering such key employees performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Book Value" means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's audited consolidated balance sheet, subject to such adjustments as the Committee shall specify, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

    (d) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

    (g) "Company" means AMR Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

    (h) "Deferred Stock" means the right to receive Stock at the end of a specified deferral period pursuant to Section 8.

    (i) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

    (j) "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate.

    (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    (l) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

    (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

    (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    (o) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate pursuant to the applicable retirement provisions of the applicable pension plan of such entity.

    (p) "Other Stock Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

    (q) "Performance Related Awards" means an award made pursuant to Section 11 of Restricted Stock or Deferred Stock or Other Stock Based Awards upon the determination by the

Committee that performance objectives established by the Committee have been attained, in whole or in part.

    (r) "Plan" means this AMR Corporation 1998 Long Term Incentive Plan, as it may be amended from time to time.

    (s) "Restricted Stock" means shares of Stock that are subject to restrictions under Section 7 below.

    (t) "Retirement" means Normal or Early Retirement.

    (u) "Stock" means the Common Stock, $1.00 par value per share, of the Company.

    (v) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between: (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in
Section 6(b)(ii); and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

    (w) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

    (x) "Stock Purchase Right" means the right to purchase Stock pursuant to
Section 9.

    (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    In addition, the terms "LTIP Awards," "Performance Criteria", "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively, in Sections 2, 11(a), 12(b), (c) and (d) below.

    SECTION 2.  ADMINISTRATION.

    The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as "Outside Directors" within the meaning of Section 162(m) of the

Code and "Non-Employee Directors" for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

    The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Stock Options and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Stock Purchase Rights; (vi) Other Stock Based Awards; and/or (vii) Performance Related Awards (collectively, the "LTIP Awards").

    In particular the Committee shall have the authority:

        (a) to select the officers and other key employees of the Company and its Subsidiaries and Affiliates to whom LTIP Awards may from time to time be granted hereunder;

        (b) to determine whether and to what extent LTIP Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

        (c) subject to the provisions of Sections 3, 5 and 11, to determine the number of shares to be covered by each such award granted hereunder;

        (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

        (e) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(k) or 5(1), as applicable, instead of Stock;

        (f) to determine whether, to what extent and under what circumstances an award of Restricted Stock or Deferred Stock may be settled in cash;

        (g) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

        (h) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

        (i) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights;

        (j) with respect to an award of Restricted Stock, to determine whether the right to vote will be granted with such award and/or whether any dividends declared with respect to such award will be paid in cash, additional Restricted Stock, Deferred Stock, Other Stock Based Awards, or not at all;

        (k) with respect to an award of Deferred Stock, to determine whether any dividends declared with respect to such award will be paid in cash, Restricted Stock, additional Deferred Stock, Other Stock Based Awards, or not at all; and

        (l) to determine the terms and conditions pursuant to which an LTIP Award may vest on a pro rata basis or be terminated.

    The Committee shall have the authority: to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

    All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

    SECTION 3.  STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for distribution under the Plan shall be 5,000,000 shares, plus any shares remaining available for issuance under the 1988 Long Term Incentive Plan, as amended, as of the Effective Date hereof. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right, Other Stock Based Award or Performance Related Award granted hereunder or granted under the 1988 Long Term Incentive Plan, as amended, are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock or cash equivalent value, such shares shall again be available for distribution in connection with future awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

    SECTION 4.  ELIGIBILITY.

    Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible for awards under the Plan.

    SECTION 5.  STOCK OPTIONS.

    Stock Options may be granted alone, in addition to, or in tandem with, other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options; and (ii) Non-Qualified Stock Options.

    The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options granted to any employee during any calendar year exceed 250,000 shares, as such number may be adjusted pursuant to Section 3.

    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

    (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

    (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

    (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

    (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price. Without limiting the generality of the foregoing, payment of the option price may be made: (i) in cash or its equivalent; (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), including in the case of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (or an award under the terms of the 1988 Long Term Incentive Plan, as amended); (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

    If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion.

    No shares of Stock shall be issued upon exercise of a stock option until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

    (e) TRANSFERABILITY OF OPTIONS. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

    (f) TERMINATION BY DEATH. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.

    (g) TERMINATION BY REASON OF DISABILITY. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

    (h) TERMINATION BY REASON OF RETIREMENT. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

    (i) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate.

    (j) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
Section 422.

    (k) BUYOUT PROVISIONS. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock, an option previously granted hereunder, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made.

    (l) SETTLEMENT PROVISIONS. If the option agreement so provides at grant or is amended after grant, and prior to the exercise, to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or the forfeiture restrictions involved.

    SECTION 6.  STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

    A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

       (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
    Section 5(e) of the Plan.

        (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
    Section 3 of the Plan on the number of shares of Stock exercised under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

        (v) The Committee, in its sole discretion, may provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

    SECTION 7.  RESTRICTED STOCK

    (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

    The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

    The provisions of Restricted Stock awards need not be the same with respect to each recipient.

    (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until the Company and such recipient have executed an agreement evidencing the award and the recipient has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

        (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

        (ii) Awards of Restricted Stock must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

       (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

        (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

    (c) TERMS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

        (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

        (ii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of Stock shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

       (iii) The voting rights and/or dividend rights, if any, of the Restricted Stock award shall be established by the Committee pursuant to Section 2(j).

    (d) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.

    SECTION 8.  DEFERRED STOCK.

    (a) ADMINISTRATION. Deferred Stock may be awarded either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

    The Committee may condition the grant of Deferred Stock upon the attainment of specified Performance Criteria or such other factors or criteria as the Committee shall determine, in its sole discretion.

    The provisions of Deferred Stock awards need not be the same with respect to each recipient.

    (b) TERMS AND CONDITIONS. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

        (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(iv) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(iii), where applicable), stock certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

        (ii) Based on service, Performance Criteria and/or such other factors as the Committee may determine, the Committee may accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

       (iii) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

        (iv) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

        (v) The dividend rights, if any, of the Deferred Stock award established by the Committee pursuant to Section 2(k).

    (c) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.

    SECTION 9.  STOCK PURCHASE RIGHTS.

    (a) AWARDS AND ADMINISTRATION. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock) at price(s) determined by the Committee at or after grant, in its sole discretion.

    The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

    The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

    Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

    (b) EXERCISABILITY. Stock Purchase Rights shall be exercisable for such period after grant as is determined by the Committee.

    SECTION 10.  OTHER STOCK BASED AWARDS.

    (a) ADMINISTRATION. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock Based Awards"), including, without limitation, stock purchase rights, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone, in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights or Performance Related Awards granted under the Plan and/or cash awards made outside of the Plan.

    Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the amount of such awards, and all other conditions of the awards including any dividend and/or voting rights. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

    The provisions of Other Stock Based Awards need not be the same with respect to each recipient.

    (b)  TERMS AND CONDITIONS.  Other Stock Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

        (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(ii) below, awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any shares are issued or amounts are paid, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

        (ii) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

       (iii) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased at price(s) determined by the Committee, in its sole discretion.

    SECTION 11.  PERFORMANCE RELATED AWARDS.

    (a) PERFORMANCE OBJECTIVES. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any award of Restricted Stock or Deferred Stock or Other Stock Based Awards to an officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act other than an award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a "Performance Award"). Such performance objectives shall be determined over a measurement period or periods established by the Committee and related to at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary; (iii) an Affiliate; (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) return on equity; (B) total shareholder return; (C) revenues; (D) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (E) operating income;
(F) return on investment; (G) changes in the value of the Corporation's Common Stock; and (H) return on assets (the "Performance Criteria"). Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Award granted to any key employee in any calendar year shall not exceed 100,000 shares, as such number may be adjusted pursuant to Section 3.

    (b) ANNUAL INCENTIVE COMPENSATION. The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan or any other plan or arrangement approved by the Committee, provided such other plan or arrangement is in conformity with the provisions of this Section 11(b), to any officer of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria. Notwithstanding anything else contained herein to the contrary, the maximum amount of any such cash payment to any single officer with respect to any calendar year shall not exceed the lesser of (i) $2,000,000; or
(ii) twice the officer's annual base salary as in effect on the last day of the preceding fiscal year.

    (c) INTERPRETATION. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

    SECTION 12.  CHANGE IN CONTROL PROVISIONS.

    (a)  IMPACT OF EVENT.  In the event of:

        (i) a "Change in Control" as defined in Section 12(b), or

        (ii) a "Potential Change in Control" as defined in Section 12(c), but only if and to the extent so determined by the Committee or the Board (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination):

       (A) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

        (B) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock Based Awards and Performance Related Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested and any Performance Criteria shall be deemed met at target; and

        (C) The value of all outstanding LTIP Awards to the extent vested may at the sole discretion of the Committee at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 12(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

    (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of Section 12(a), a "Change in Control" means the happening of any of the following:

        (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

        (ii) The individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

       (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination:
    (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    (c) DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of Section 12(a), a "Potential Change in Control" means the happening of any one of the following:

        (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 12(b); or

        (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

    (d) CHANGE IN CONTROL PRICE. For the purposes of this Section 12, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Section 12(a)(ii)(C).

    SECTION 13.  AMENDMENTS AND TERMINATION.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an LTIP Award theretofore granted, without the optionee's or participant's consent.

    The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

    Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

    SECTION 14.  UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    SECTION 15.  GENERAL PROVISIONS.

    (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

    (d) Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

    (f) The Committee may permit a participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Committee shall determine.

    (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

    SECTION 16.  EFFECTIVE DATE OF PLAN.

    The Plan shall be effective as of May 21, 1998, assuming it is approved by a majority of the votes cast at the annual meeting of shareholders held on or before then.

    SECTION 17.  TERM OF PLAN.

    No LTIP Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.

    SECTION 18.  APPLICABILITY TO GRANTS UNDER 1988 PLAN.

    The provisions of the Plan relating to stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock purchase rights, other stock-based awards or performance related awards shall apply to, and govern existing and subsequent stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock purchase rights, other stock-based awards or performance related awards granted under the 1988 Long Term Incentive Plan, as amended.

    If you are planning to attend the Annual Meeting in person, you must bring the admission ticket printed on this page with you. You will be asked for this ticket at the stockholder registration desk at the Annual Meeting. If you do not have an admission ticket, other evidence of share ownership will be necessary to obtain admission to the Annual Meeting. See "Official Notice of Annual Meeting" for details.

                          (PLEASE CUT ALONG THIS LINE)

 -------------------------------------------------------------------------------

                                AMR CORPORATION
                      1998 ANNUAL MEETING ADMISSION TICKET

       The Annual Meeting of Stockholders of AMR Corporation will be held at 10:00 A.M., CDT, on Wednesday, May 20, 1998, in the Grand Ballroom of The Worthington Hotel,
                      200 Main Street, Fort Worth, Texas.

                    TO ATTEND THIS MEETING YOU MUST PRESENT
                 THIS TICKET OR OTHER PROOF OF SHARE OWNERSHIP

(Doors open at 9:00 A.M. NOTE: Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.)

                                      AMR

                                AMR CORPORATION
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMR CORPORATION

P The undersigned hereby appoints Robert L. Crandall, Charles T. Fisher, III, R and Charles H. Pistor, Jr., or any of them, proxies, each with full power of O substitution, to vote the shares of the undersigned at the Annual Meeting of X Stockholders of AMR Corporation on May 20, 1998, and any adjournments
Y thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

   Election of Directors, Nominees:

   David L. Boren, Edward A. Brennan, Donald J. Carty, Armando M. Codina, Charles T. Fisher, III, Earl G. Graves, Dee J. Kelly, Ann D. McLaughlin, Charles H. Pistor, Jr., Joe M. Rodgers, Judith Rodin, Maurice Segall.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES.
SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                           ----------------
                                                           SEE REVERSE SIDE
                                                           ----------------

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.

          THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

    The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

                                        FOR       WITHHELD
1. Election of Directors (see reverse). / /         / /

 For, except vote withheld from the following nominee(s):
 ______________________________________________

                                       FOR AGAINST ABSTAIN
2. Ratification of the selection of    / /   / /     / /
   Ernst & Young LLP as independent
   auditors for the year 1998.
                                       FOR AGAINST ABSTAIN
3. Approval of an amendment to the     / /   / /     / /
   Certificate of Incorporation of
   the Corporation increasing the
   number of authorized shares of
   common stock of the Corporation.
                                       FOR AGAINST ABSTAIN
4. Approval of the 1998 Long Term      / /   / /     / /
   Incentive Plan.
                                  If you plan to attend the Annual      / /
                                  Meeting, please mark this box.    WILL ATTEND

SIGNATURE(S)___________________________ DATE__________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.